EXHIBIT 16

Lord Abbett Investment Trust Balanced Series
Post Effective Amendment No. 14

Results of a $1,000 investment reflecting the maximum sales charge and the reinvestment of all distributions:

                         Period Ending November 30, 1997

         P = (1 + T)^N = ERV

         1 Year                                            Life of Fund *
         ------                                            --------------

         $1088                                             $1481

         P=1,000                                           P = 1,000

         N = 1                                             N = 2.93

         ERV= 1088                                         ERV = 1296


               T - Average annual total return

1,000 (1 + T)^1  =  1088                       1,000 (1 + T)^2.93 = 1481
      (1 + T)    = (1088)^1                          (1 + T)^1.93 = 1481
                   ------                                           ----
                    1000                                            1000

       1 + T     = (1088) -1                          1 + T = (1481)^.3413
                   ------                                     ------
                   (1000)                                     (1000)

           T     = (1088) -1                              T = (1481)^.3413 -1
                   ------                                     ------
                   (1000)                                     (1000)

           T     =  8.80%                                 T = 14.34%

* The Trust's Balanced Series commenced operations on 12/27/94.

                                                                      EXHIBIT 16

Lord Abbett Investment Trust U. S. Government Securities Series
Post Effective Amendment No. 14 on form N-1A

Results of a $1,000 investment reflecting the maximum sales charge and the reinvestment of all distributions.

                         Period ending November 30, 1997

         P = (1 + T)^N = ERV,

         1 Year                             5 Year                  10 Year
         ------                             ------                  -------

         $1016                              $1290                   $2129

         P = 1,000                          P = 1,000               P = 1,000

         N = 1                              N= 5                    N = 10

         ERV = 1016                         ERV= 1290               ERV = 2129

                         T = Average annual total return

1,000 (1 + T)^1 =  1016    1,000 (1 + T)^5 =  1290    1,000 (1 + T)^10 =  2129

      (1 + T)^1 =  1016          (1 + T)^5 =  1290          (1 + T)^10 =  2129
                                             -----                       -----
                                             1,000                       1,000

   1 + T   = (1016)^1         (1 + T)   = (1290)^.2      (1 + T)  = (2129)^.1
             ------                       ------                    ------
             (1,000)                      (1,000)                   (1,000)

       T   = (1016)^1-1            T    = (1290)^.2-1         T   = (2129)^.1-1
             ------                       ------                    ------
             (1,000)                      (1,000)                   (1,000)

       T   = -1.60%                T    =  5.22%              T   =  7.85%

                                                                      EXHIBIT 16

Lord Abbett Investment Trust Limited Duration U. S. Government Series Post Effective Amendment No. 14 on form N-1A

Results of a $1,000 investment reflecting the maximum sales charge and the reinvestment of all distributions.

                         Period ending November 30, 1997
                         -------------------------------

         P = (1 + T)^N = ERV

         1 Year                                    Life of Fund*
         ------                                    -------------

         $1022                                     $1114

         P = 1,000                                 P = 1,000

         N = 1                                     N = 4.07

         ERV =1022                                 ERV = 1114

                         T = Average annual total return

1,000 (1 + T)^1 = 1022                1,000 (1 + T)^4.07     =  1114

      (1 + T)^1 = 1022                      (1 + T)^.308     = (1114)^.245
                                                              ------
                                                              (1,000)

       1 + T    =(1022)^1                   (1 + T)          = (1114)^.245
                 ------                                       ------
                 (1,000)                                      (1,000)

T    =     (1022)1 -1                       T                =  (1114).245 -1
           -------                                              ------
           (1,000)                                              (1,000)

T    =      -2.20%                          T                =  2.68%


* The Trust's Limited Duration Series commenced operations on 11/4/93.

                                                                      EXHIBIT 16

Calculation of yield appearing in the Statement of additional Information for Lord Abbett Investment Trust, Class A Shares of the Balanced Series, Post Effect Amendment No. 14 of Form N-1A.

                                  YIELD FORMULA

                                 For the 30 Days
                             Ended November 30, 1997

                        YIELD = 2[(a-b + 1)^6 -1] = 2.12%
                                       cd

Where:            a = Fund dividends and interest earned during the period in the amount of $44,262

                  b = Fund expenses accrued for the period (net of
                      reimbursements) in the amount of $18,723

                  c = the average daily number of Fund shares outstanding
                      during the period that were entitled to receive dividends were 1,306,903

                  d = the maximum offering price per Fund share on the
                      last day of the period was $13.44

                                                                      EXHIBIT 16

Calculation of yield appearing in the Statement of Additional Information for Lord Abbett Investment Trust, Class A Shares U. S.Government Series, Post Effective Amendment No. 14

                                  YIELD FORMULA

                                 For the 30 Days
                             Ended November 30, 1997

                        YIELD = 2[(a-b + 1)^6 -1] = 4.54%
                                       cd

Where:            a  =    Fund dividends and interest earned during the period
                          in the amount of $9,874,351

                  b  =    Fund expenses accrued for the period (net of
                          reimbursements) in the amount of $1,615,477

                  c  =    the average daily number of Fund shares outstanding
                          during the period that were entitled to receive dividends were 810,705,008

                  d  =    the maximum offering price per Fund share on the
                          last day of the period was $2.72

                                                                      EXHIBIT 16

Calculation of yield appearing in the Statement of Additional Information for Lord Abbett Investment Trust, Class A Shares of the Limited Duration U. S. Government Series, Post Effective Amendment No. 14

                                  YIELD FORMULA

                                 For the 30 Days
                             Ended November 30, 1997

                        YIELD = 2[(a-b + 1)^6 -1] = 4.60%
                                       cd

Where:            a  =    Fund dividends and interest earned during the period
                          in the amount of $20,275

                  b  =    Fund expenses accrued for the period (net of
                          reimbursements) in the amount of $1,503

                  c  =    the average daily number of Fund shares outstanding
                          during the period that were entitled to receive dividends were 1,089,270

                  d  =    the maximum offering price per Fund share on the
                          last day of the period was $4.54